Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-70050, 33-80985,
333-32237 and 333-57754 of Aldila, Inc. on Form S-8 of our report dated February 12, 2003, appearing in this Annual Report on Form 10-K/A of Aldila, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
April 9, 2004